Exhibit 99

C & S
America: 83%
US GOM: 76%
Mexico: 100%
West Africa: 96%
North Sea: 100%
Middle East: 97%
SE Asia: 97%
Contracted
Not Contracted
68
 27

3
35
24

1
88
3
33

1
15
22
0
Worldwide Jack-up Supply / Demand
Worldwide Utilization: 91%

0
Indian Ocean: 100%
31
0
Rowan Fleet:
U.S. GOM          9
Middle East      8
North Sea         3
Trinidad            1
Total                21
Med/Black Sea: 94%
15
1
2 jack-ups
2-3 jack-ups
2-5 jack-ups
4-5 jack-ups
2-3 jack-ups
2-3 jack-ups
3-4 jack-ups
1 jack-up
Total average supply deficits range from 18-26 jack-ups
Supply Deficits

Current Regional Dayrates
Middle East: Dayrates in the region range from $90,000 - $195,000 for 300’ and 350’ IC
North Sea: Dayrates in the region range from $185,000 to $240,000 for UK standard jack-ups and $200,000 to $310,000 for UK high-spec jack-ups. In the Norwegian sector, dayrates range from $200,000 - $330,000
U.S. Gulf of Mexico: Dayrates in the regions range from:
                                        250’IC $70,000 - $150,000
                                        300’IC$65,000 - $130,000
                                        350’IC$90,000 - $170,000
                                       >350’IC$125,000 - $225,000
West Africa: Dayrates in the region range from the high $180s for standard 300’ jack-ups on term contract to the $210s for short term contracts. Standard 250’ jack-ups are estimated in the $190s for short term contracts
Southeast Asia: Dayrates in the region range from $205,000 to $225,000 for newbuild jack-ups and $185,000 - $210,000 for standard 300’IC
India: Current dayrate fixtures in the region range from $75,000 - $185,000 for 300’IC/ 350’IC
Mediterranean: Dayrates in the region range from $160,000 to $170,000 for 300’ IC
Mexico: New dayrate fixtures in the region range from 167,000 - $171,000 for 300’IC and $171,000 - $186,000 for 350’IC

Forestry & Mining
Mining Distribution
Forestry Distribution
Drilling Products Distribution
LeTourneau Technologies, Inc. – Worldwide Operations